Exhibit 99.1

News Release

Duke Realty Corporation	CB Richard Ellis Realty Trust
Investor Relations Contacts:	Contact:
Shona L. Bedwell	Hugh O’Beirne
317.808.6169	609-683-4900
shona.bedwell@dukerealty.com	hugho@cbreinvestors.com

Randy A. Henry

317.808.6060

randy.henry@dukerealty.com

News Media Contact:

Joel Reuter

317.808.6137

joel.reuter@dukerealty.com

Duke Realty and CB Richard Ellis Realty Trust Announce the Formation of Industrial Joint Venture

Total Expected Value of up to $800 Million

INDIANAPOLIS, IN and PRINCETON, NJ—(Marketwire–May 6, 2008) — Duke Realty Corporation (NYSE: DRE) and CB Richard Ellis Realty Trust reported today that they have entered into a joint venture that will acquire from Duke up to $800 million of newly developed bulk industrial build-to-suit projects over the next three years.

Duke and CB Richard Ellis Realty Trust have initially identified six properties for acquisition by the venture, which are anticipated to be contributed during 2008. These properties contain a total of approximately 5.2 million square feet and have an agreed value of approximately $250 million. In

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addition, Duke and CB Richard Ellis Realty Trust have agreed to expand the venture to include additional bulk industrial build-to-suit projects to be developed by Duke over the next three years. Properties would be contributed to the venture upon completion, lease commencement and satisfaction of other customary conditions. Duke will also receive asset management, property management, construction management, development and leasing fees in connection with services provided to the venture. The venture anticipates holding its properties for long-term investment.

“The formation of this industrial joint venture marks an important milestone in Duke’s broader joint venture and fund business strategy. This venture will allow Duke to retain an interest in key bulk industrial build-to-suit projects, recycle a significant amount of capital, and strengthen its private capital track record with the ultimate goal of launching additional funds,” commented Denny Oklak, Chairman and Chief Executive Officer of Duke. “To that end, we are pleased to be working with CB Richard Ellis Realty Trust.”

“CB Richard Ellis Realty Trust is excited to partner with one of the pre-eminent industrial developers in the U.S.,” commented Jack Cuneo, President and Chief Executive Officer of CB Richard Ellis Realty Trust. “The venture provides us exclusive access to a pipeline of newly constructed, institutional quality industrial properties around the country.”

About Duke Realty Corporation

Duke Realty Corporation specializes in the ownership, construction, development, leasing and management of office, industrial, medical office and retail real estate. It is the largest publicly traded, vertically integrated office/industrial real estate company in the United States. The Company owns, manages and has under development more than 122 million rentable square feet in 24 major U.S. cities. Duke also controls approximately 7,600 acres of land potentially representing more than 111 million square feet of future development, and provides nationwide real estate solutions through its national development division. Visit Duke Realty Corporation on the web at www.dukerealty.com.

About CB Richard Ellis Realty Trust

CB Richard Ellis Realty Trust is a public, non-listed real estate investment trust that invests primarily in office, retail, industrial, and multifamily residential properties located in major metropolitan areas in the United States, and may invest up to 30 percent of its assets outside of the United States. CB Richard Ellis Realty Trust is sponsored by Los Angeles-based CB Richard Ellis Investors, LLC, a wholly-owned subsidiary of CB Richard Ellis Group, Inc., and advised by CBRE Advisors LLC, an affiliate of CB Richard Ellis Investors, LLC. For more information about CB Richard Ellis Realty Trust, please visit us on the web at www.cbrerealtytrust.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Duke Realty Corporation and CB Richard Ellis Realty Trust’s future financial positions, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Duke Realty Corporation and CB Richard Ellis Realty Trust, members of their management teams, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the companies’ abilities to control or predict. Such factors include, but are not limited to, competition in the companies’ markets, the ability to identify and acquire properties on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of the local economic and market conditions, regulatory changes and other risks and uncertainties detailed from time to time in Duke Realty Corporation and CB Richard Ellis Realty Trust’s filings with the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Duke Realty Corporation and CB Richard Ellis Realty Trust or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the companies undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.